UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 29, 2011

Resource America, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-4408	72-0654145
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Crescent Drive, Suite 203, Navy Yard Corporate Center Philadelphia, PA		19112
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 215-546-5005

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 29, 2011, Resource America, Inc. (NASDAQ: REXI) (the “Company”) entered into the First Amendment (the “Amendment”) to the Amended and Restated Loan and Security Agreement (the “Loan and Security Agreement”) between the Company and TD Bank, N.A., for itself and as agent for the Lenders defined therein.  Capitalized terms used in this Item 1.01 but not defined shall have the meaning set forth in the Amendment or the Loan and Security Agreement.

The Amendment provides for an extension of the Maturity Date to August 31, 2013 from August 31, 2012, and sets forth the Lenders’ consent to the modification and partial redemption of the Company’s outstanding 12% Senior Notes due 2012 (as described in more detail in Item 2.03 below).  In connection with the Amendment, the Company has paid $1,152,683.33, representing payment in full of principal and interest due under the Term Loan.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment which is attached as an exhibit and incorporated into this report by reference.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 29, 2011, the Company modified $10.0 million aggregate principal amount of its outstanding 12% Senior Notes due 2012 (the “Original Notes”).  The Original Notes were modified to (i) lower the interest rate to 9% per year, (ii) extend the maturity date to October 15, 2013 and (iii) eliminate the Company’s early redemption option.  The modification also provided for an accelerated maturity date upon a change in control of the Company.  All other terms of the Original Notes, including the detachable warrants issued together with the Original Notes, remain unmodified.  A form of a modified note is attached as Exhibit G to the Amendment (discussed in Item 1.01 above).

In connection with the modification of the Original Notes, and in accordance with the redemption rights contained in the Original Notes, simultaneously with the modification described above, the Company redeemed for cash $8.82 million aggregate principal amount of Original Notes.  As of the date hereof, there are no remaining unmodified Original Notes outstanding.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

10.1           First Amendment to the Amended and Restated Loan and Security Agreement dated as of November 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resource America, Inc.

Date: December 2, 2011	By:	/s/ Thomas C. Elliott
Thomas C. Elliott
Senior Vice President and Chief Financial Officer